Exhibit 32
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed by GTSI Corp. (“the Company”) with the Securities and Exchange Commission on the date hereof (“the Report”), each of the undersigned, James J. Leto, President and Chief Executive Officer of the Company and Joe Ragan, Senior Vice President and Chief Financial Officer of the Company, certifies, to the best of his knowledge and belief:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ JAMES J. LETO
James J. Leto
President and Chief Executive Officer
August 14, 2007
/s/ JOE RAGAN
Joe Ragan
Senior Vice President and Chief Financial Officer
August 14, 2007